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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 27, 2005

EARTHLINK, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	001-15605 (Commission File Number)	58-2511877 (I.R.S. Employer Identification No.)

1375 Peachtree St., Atlanta, Georgia 30309
(Address of principal executive offices) (Zip Code)

(404) 815-0770
(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

        On October 27, 2005, EarthLink, Inc. ("EarthLink") entered into an Amended and Restated Employment Agreement (the "Agreement") with Charles G. Betty, in connection with Mr. Betty's employment as Chief Executive Officer of EarthLink. The Agreement has a three-year term commencing July 1, 2005, which automatically extends from year-to-year thereafter. The Agreement amends and restates the previous Employment Agreement between EarthLink and Mr. Betty, dated January 28, 2003.

        The Agreement provides for (i) an annual base salary of not less than $725,000 per year beginning July 1, 2005, which is subject to review and possible adjustment at least annually by the Board of Directors (the "Base Salary"); (ii) incentive compensation of between 75% and 112% of the Base Salary for the 2005 fiscal year, and increasing to between 75% and 150% commencing with the 2006 fiscal year and for each year thereafter; and (iii) participation in other benefit plans established by EarthLink for its management, including the Change-In-Control Accelerated Vesting and Severance Plan.

        Under the Agreement, EarthLink may terminate Mr. Betty's employment for "cause" at any time. If his employment is terminated by EarthLink other than for "cause", Mr. Betty will continue to receive his Base Salary for the longer of (i) 24 months following the effective date of such termination or (ii) the remainder of the three-year term of the Agreement (the "Severance Period"), and will be paid his unused vacation and two months of Base Salary. In addition, Mr. Betty will receive all earned but unpaid incentive compensation and incentive compensation in the year of termination for the portion of the year Mr. Betty was employed, and Mr. Betty and his family will receive health, medical, life and disability coverage during the Severance Period. If Mr. Betty's employment is terminated as a result of his death, EarthLink will pay his estate (i) his Base Salary for 24 months from the date of his death, (ii) his unused vacation and two months of Base Salary, (iii) all earned but unpaid incentive compensation, and (iv) incentive compensation in the year of death for the portion of the year Mr. Betty was employed, and Mr. Betty's family will continue to receive health, medical, life and disability coverage for 24 months from the date of his death. If Mr. Betty's employment is terminated for "cause" or by him for reasons other than a breach of the Agreement, EarthLink will have no obligation to pay any amounts beyond the effective date of such termination, except as required by law. In addition, EarthLink agrees that during the term of employment and any Severance Period, at the request of Mr. Betty, EarthLink will reimburse him for term life insurance policy payments.

        EarthLink has agreed, pursuant to the Agreement, to provide Mr. Betty with the benefits described in the preceding paragraphs in exchange for Mr. Betty's employment as Chief Executive Officer and agreement to certain post-employment restrictive covenants, including non-competition, non-solicitation and confidentiality covenants.

        This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)
Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated October 27, 2005, between EarthLink, Inc. and Charles G. Betty.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC. (Registrant)
By:	/s/ KEVIN M. DOTTS Name: Kevin M. Dotts Title: Chief Financial Officer

Date: November 2, 2005

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Exhibit Index

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated October 27, 2005, between EarthLink, Inc. and Charles G. Betty.

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QuickLinks

  Item 1.01 Entry Into a Material Definitive Agreement
  Item 9.01 Financial Statements and Exhibits
SIGNATURE
Exhibit Index